UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 31, 2015 (March 30, 2015)
Date of Report (Date of earliest event reported)

 AP GAMING HOLDCO, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55119	46-3698600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6680 Amelia Earhart Court
AP Gaming Holdco, Inc.
Las Vegas, Nevada 89119
(Address of principal executive offices) (Zip Code)

(702) 722-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On March 30, 2015, AGS, LLC, a Delaware limited liability company (“Purchaser”) and indirect, wholly-owned subsidiary of AP Gaming Holdco, Inc. (the “Registrant”), entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Amaya Inc., a corporation organized under the laws of Quebec (“Seller”), and Cadillac Jack, Inc., a Georgia corporation (the “Company”).  Pursuant to the terms of the Stock Purchase Agreement, Purchaser will purchase from Seller all of the issued and outstanding shares of common stock, par value $0.01 per share, of Amaya Americas Corporation, a Delaware corporation (“Americas”), which in turn owns all of the issued and outstanding shares of common stock, par value $0.01 per share, of Amaya Holdings Corporation, a Delaware corporation (“Holdings”), which in turn owns all of the issued and outstanding common stock, par value $0.01 per share, of the Company (the “Company Shares”) (such purchases, the “Acquisition”), for an aggregate consideration comprised of (i) $370,000,000 in cash, subject to certain adjustments (the “Cash Consideration”), and (ii) a promissory note with an initial principal amount of $12,000,000, as it may be adjusted pursuant to the terms of the Stock Purchase Agreement (the “Seller Note” and, together with the Cash Consideration, the “Purchase Price”).
The closing of the Acquisition is subject to customary closing conditions, including the absence of a legal impediment to the Acquisition, the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the procurement of required gaming approvals.  The obligations of Purchaser and Seller to close the Acquisition are also subject to, among others, (a) the accuracy of representations and warranties of the other party as set forth in the Stock Purchase Agreement (subject in certain cases to material adverse effect qualifications), (b) the other party having performed in all material respects its obligations under the Stock Purchase Agreement and (c) in the case of Purchaser’s obligation to close, the Company and its subsidiaries not having suffered a material adverse effect and delivery by Seller of release letters with respect to the Company’s existing third party debt.
The Stock Purchase Agreement provides for customary representations and warranties.  The Stock Purchase Agreement contains customary covenants, including, among others, the obligation of Seller to conduct the business of the Company in the ordinary course consistent with past practices.  The Stock Purchase Agreement contains customary indemnification obligations of each party with respect to breaches of their respective representations, warranties, covenants and obligations, and certain other designated matters.
The Stock Purchase Agreement may be terminated at any time prior to the closing of the Acquisition: (a) by mutual written consent of Seller and Purchaser, (b) in the event that the closing has not occurred on or before September 30, 2015 (the “Outside Date”), which date may be extended for 90 days upon written request of Seller or Purchaser and may be extended for an additional 90 days by Purchaser, in each case if the Acquisition has not been consummated as of such time solely as a result of the failure to obtain gaming or regulatory approvals, (c) by Purchaser or Seller in the event of a material uncured breach by the other party, (d) by Purchaser or Seller if any governmental authority enacts or enforces any law or issues a final non-appealable judgment which has the effect of prohibiting the consummation of the Acquisition or (e) by Seller if the conditions to closing have been satisfied and Purchaser fails to timely consummate the Acquisition.  In the event of termination of the Stock Purchase Agreement, under certain circumstances including failure to obtain gaming approvals by the Outside Date, failure to close the Acquisition when required or material uncured breach by Purchaser under certain circumstances, the Stock Purchase Agreement provides for Purchaser to pay to Seller a termination fee of $20,000,000 in cash, which would constitute the sole and exclusive remedy of Seller.
In addition, in connection with the Purchaser’s signing of the Stock Purchase Agreement, the Registrant and AP Gaming I, LLC, a subsidiary of the Registrant, obtained binding commitment letters from third party lenders to provide debt financing in an amount, together with the equity financing described below, sufficient to permit the Purchaser to consummate the Acquisition. It is expected that the committed debt financing would include the incurrence of $250,000,000 in incremental term loans by AP Gaming I, LLC under its First Lien Credit Agreement, dated as of December 20, 2013, and the issuance of $115,000,000 in senior secured PIK notes by the Registrant.  The Registrant and Purchaser also entered into a binding equity commitment letter relating to the commitment of the Registrant to contribute cash to the Purchaser for purposes of the Acquisition subject to the terms set forth therein.
The foregoing description of the Stock Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stock Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.
The Stock Purchase Agreement has been incorporated by reference herein solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Purchaser, the Seller, the Company or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Stock Purchase Agreement are made only for purposes of the Stock Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Stock Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Purchaser, the Seller, the Company or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures. As to factual matters concerning the Purchaser, the Seller and the Company, you should not rely upon the representations and warranties in the Stock Purchase Agreement.

Item 8.01. Other Events.
On March 30, 2015, the Purchaser issued a press release announcing the entry into the Stock Purchase Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements.
This Current Report on Form 8-K may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected completion of the transactions contemplated by the Stock Purchase Agreement and the time frame in which the Acquisition will occur. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, regulatory approval of the Acquisition or that other conditions to the closing of the Acquisition may not be satisfied, the potential impact on the business of the Seller due to the announcement of the Acquisition, the occurrence of any event, change or other circumstances that could give rise to the termination of the Stock Purchase Agreement, and general economic conditions that are less favorable than expected. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2014, and the Registrant’s other filings pursuant to the Exchange Act. The forward-looking statements included herein are made only as of the date hereof, and the Registrant undertakes no obligation to revise or update any forward-looking statements for any reason to reflect events or circumstances after such date.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of March 30, 2015, by and among AGS, LLC, Amaya Inc. and Cadillac Jack, Inc.*

99.1	Press release, dated March 30, 2015.

*  The Registrant hereby undertakes to furnished supplementally a copy of any omitted schedule or exhibit to such agreement to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AP GAMING HOLDCO, INC.

Date: March 31, 2015	By:	/s/ David Lopez
Name: David Lopez
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of March 30, 2015, by and among AGS, LLC, Amaya Inc. and Cadillac Jack, Inc.*

99.1	Press release, dated March 30, 2015.

*  The Registrant hereby undertakes to furnished supplementally a copy of any omitted schedule or exhibit to such agreement to the SEC upon request.